UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2013

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2013, Triple-S Salud, Inc., a Puerto Rico insurance company ("Triple-S") and health insurance subsidiary of Triple-S Management Corporation (the "Company"), amended and restated its agreement with the Puerto Rico Health Insurance Administration ("ASES" by its Spanish acronym). The amended and restated agreement (the "Contract") extends the administration of the provision of the physical health component of the MI Salud program in service regions in the Commonwealth of Puerto Rico currently administered by Triple-S for a 12-month period. The Contract also transfers the administration of the three remaining service regions to Triple-S beginning after the completion of a transition period ending no later than October 1, 2013 (the "Transition"). The Contract expires on June 30, 2014.

Pursuant to the MI Salud program, the Government of Puerto Rico provides physical and behavioral health services to Medicaid beneficiaries and recipients of the Children’s Health Insurance Program, as well as children in foster care, certain individuals and families eligible based on income, and certain Government employees, pensioners and veterans.

Under the terms of the Contract, Triple-S is a third-party administrator responsible for the provision of administrative services to MI Salud enrollees in the following designated regions: West, North, Metro North, San Juan, Northeast, Virtual (which covers services provided throughout Puerto Rico to children in foster care and certain victims of domestic violence) and, after completion of the Transition, Southwest, Southeast and East.

The administrative services to be provided include case, disease and utilization management, network management and credentialing, enrollment and enrollee services and claims administration, among others. Triple-S, however, is not financially responsible or otherwise at risk for the provision of services to enrollees of MI Salud.

In consideration for the services provided under the Contract, Triple-S will receive an administrative fee equal to $5.51 per member per month (pmpm) for the North Region, $5.82 pmpm for the Metro North Region, $8.21 pmpm for the San Juan Region, $6.17 pmpm for the Northeast Region and $5.08 pmpm for the West Region. Upon completion of the Transition, but no later than October 1, 2013, Triple-S will also receive an administrative fee equal to $5.44 pmpm for the Southwest Region, $5.50 pmpm for the Southeast Region and $5.21 pmpm for the East Region. The administrative fee for enrollees under the Virtual Region is equal to the pmpm administrative fee applicable to the region in which such subscriber is located. The administrative fee is calculated by multiplying the actual number of enrollees as of the last day of the month preceding the month in which the payment is made by the applicable pmpm administrative fee. Triple-S will also be entitled to receive certain incentive payments based on its compliance with certain quality and claims experience criteria.

The Contract also provides for the payment of civil monetary penalties or liquidated damages by Triple-S to the extent it does not meet its obligations, which damages vary in amount depending on the nature of Triple-S’s default. In lieu of imposing any liquidated damages, penalties or sanctions against Triple-S, ASES may withhold an amount not to exceed 10% of the monthly administrative fee for certain limited events of non-compliance, and 30% for other certain limited events of non-compliance, until such event is cured.

The Contract contains representations and warranties and indemnity, termination and default provisions customary for these types of transactions with the Government of Puerto Rico. The Contract also contains certain termination and renegotiation rights for both Triple-S and ASES to address, among other things, CMS requirements and regulations, changes in law adversely affecting the economic arrangement of the parties, or the insufficiency of government funding.

The foregoing summary of the terms and conditions of the Contract is subject to, and qualified in its entirety by, the full text of the Contract which will be filed with its next quarterly filing under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On June 27, 2013, the Company issued a press release announcing that Triple-S Salud, Inc., subsidiary of the Company, reached an agreement for, among other things, a 12-month extension of its contract with the Puerto Rico Health Insurance Administration (ASES) to administer healthcare services for the Government’s health insurance program known as MI Salud (Medicaid). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) The following is filed as an exhibit to this report:

99.1 Press release of Triple-S Management Corporation, dated June 27, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

July 3, 2013	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Triple-S Management Corporation, dated June 27, 2013.